EXHIBIT 10.3

Execution Version

GUARANTY

This GUARANTY, dated as of May 10, 2024 (this “Guaranty”), is made by each of the undersigned (each a “Guarantor”, and collectively, the “Guarantors”), in favor of CVI Investments, Inc., in its capacity as collateral agent (in such capacity, the “Collateral Agent”) for the Noteholders (as defined below).

W I T N E S S E T H:

WHEREAS, Fisker Inc., a company organized under the laws of Delaware, with offices located at 1888 Rosecrans Avenue, Manhattan Beach, California 90266 (the “Company”) and each party listed as a “ Investor” on the Schedule of Investors attached thereto (collectively, the “Investors”) are parties to the Securities Purchase Agreement, dated as of May 10, 2024 (as amended, restated, extended, replaced or otherwise modified from time to time, the “Securities Purchase Agreement”), pursuant to which the Company has sold, and may in the future be required to sell, to the Investors, and the Investors have purchased, and may in the future be required or have the right to purchase, the “Notes” issued pursuant thereto (as such Notes may be amended, restated, extended, replaced or otherwise modified from time to time in accordance with the terms thereof, collectively, the “Notes,” and the holders of the Notes at any time, the “Noteholders”);

WHEREAS, the Securities Purchase Agreement requires that the Guarantors execute and deliver to the Collateral Agent, (i) a guaranty guaranteeing all of the obligations of the Company under the Securities Purchase Agreement, the Notes and the other Transaction Documents (as defined below); (ii) with respect to the Guarantors formed in the United States, a Security and Pledge Agreement, dated as of the date hereof, granting the Collateral Agent a lien on and security interest in all of their assets and properties that constitute Collateral (the “US Security Agreement”) and (iii) such other Security Documents as are entered into on or after the date hereof granting the Collateral Agent a Lien on and security interest in the assets and properties that constitute Collateral as more particularly set forth therein; and

WHEREAS, each Guarantor has determined that the execution, delivery and performance of this Guaranty directly benefits, and is in the best interest of, such Guarantor.

NOW, THEREFORE, in consideration of the premises and the agreements herein, each Guarantor hereby agrees with each Noteholder as follows:

SECTION 1 Definitions. Reference is hereby made to the Securities Purchase Agreement and the Notes for a statement of the terms thereof. All terms used in this Guaranty and the recitals hereto which are defined in the Securities Purchase Agreement or the Notes, and which are not otherwise defined herein shall have the same meanings herein as set forth therein. In addition, the following terms when used in the Guaranty shall have the meanings set forth below:

“Bankruptcy Code” means Chapter 11 of Title 11 of the United States Code, 11 U.S.C §§ 101 et seq. (or other applicable bankruptcy, insolvency or similar laws).

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York generally are open for use by customers on such day.

“Capital Stock” means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock (including, without limitation, any warrants, options, rights or other securities exercisable or convertible into equity interests or securities of such Person), and (ii) with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person.

“Collateral Agent” shall have the meaning set forth in the recitals hereto.

“Company” shall have the meaning set forth in the recitals hereto.

“Debtor Relief Laws” means the Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors (or any class of creditors), moratorium, arrangement, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States, or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally (including any applicable corporations legislation to the extent the relief sought thereunder relates to or involves the compromise, settlement, adjustment or arrangement of debt).

“French Obligor” means any Guarantor or grantor under a Security Document incorporated in France.

“German Obligor” means any Guarantor or grantor under a Security Document incorporated in Germany.

“Governmental Authority” means any nation, state, county, city, town, village, district, or other political jurisdiction of any nature, federal, state, local, municipal, foreign, or other government, governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal), multi-national organization or body; or body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature or instrumentality of any of the foregoing, including any entity or enterprise owned or controlled by a government or a public international organization or any of the foregoing.

“Guaranteed Obligations” shall have the meaning set forth in Section 2 of this Guaranty.

“Guarantor” or “Guarantors” shall have the meaning set forth in the recitals hereto.

“Indemnitee” shall have the meaning set forth in the Securities Purchase Agreement.

“Insolvency Proceeding” means any proceeding commenced by or against any Person under any Debtor Relief Laws.

“Investor” or “Investors” shall have the meaning set forth in the recitals hereto.

“Joinder Agreement” means an agreement substantially in the form attached hereto as Exhibit A.

“Notes” shall have the meaning set forth in the recitals hereto.

“Obligations” shall have the meaning set forth in Section 4 of the US Security Agreement.

“Other Taxes” shall have the meaning set forth in Section 15(a)(iv) of this Guaranty.

“Paid in Full” or “Payment in Full” means the indefeasible payment in full in cash of all of the Guaranteed Obligations (other than inchoate indemnity obligations).

“Person” means an individual, corporation, limited liability company, partnership, association, joint-stock company, trust, unincorporated organization, joint venture or other enterprise or entity or Governmental Authority.

“Securities Purchase Agreement” shall have the meaning set forth in the recitals hereto.

“Subsidiary” means any Person in which a Guarantor directly or indirectly, (i) owns a majority of the outstanding Capital Stock of such Person or (ii) controls or operates all or any part of the business, operations or administration of such Person, and all of the foregoing, collectively, “Subsidiaries”.

“Taxes” shall have the meaning set forth in Section 13(a) of this Guaranty.

“Transaction Documents” shall have the meaning set forth in the Securities Purchase Agreement.

“Transaction Party” means the Company and each Guarantor, collectively, “Transaction Parties”.

“UK Obligor” means any Guarantor or grantor under a Security Document incorporated in England and Wales.

“US Security Agreement” shall have the meaning set forth in the recitals hereto.

SECTION 2 Guaranty.

(a) The Guarantors, jointly and severally, hereby unconditionally and irrevocably, guaranty to the Collateral Agent, for the benefit of the Collateral Agent and the Noteholders, the punctual payment in full in cash, as and when due and payable, by stated maturity, by required prepayment declaration, acceleration, demand or otherwise, of all Obligations, including, without limitation, all interest, make-whole and other amounts that accrue after the commencement of any Insolvency Proceeding of the Company or any Guarantor, whether or not the payment of such interest, make-whole and/or other amounts are enforceable or are allowable in such Insolvency Proceeding or under any provision of any Debtor Relief Law, and all fees, interest, premiums, penalties, causes of actions, costs, commissions, expense reimbursements, indemnifications and all other amounts due or to become due under any of the Transaction Documents (all of the foregoing collectively being the “Guaranteed Obligations”), and agrees to pay any and all costs and expenses (including counsel fees and expenses) incurred by the Collateral Agent in enforcing any rights under this Guaranty. Without limiting the generality of the foregoing, each Guarantor’s liability hereunder shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by the Company to the Collateral Agent or any Noteholder under the Securities Purchase Agreement and the Notes but for the fact that they are unenforceable or not allowable due to the existence of an Insolvency Proceeding involving any Transaction Party.

(b) Each Guarantor, and by its acceptance of this Guaranty, the Collateral Agent and each Noteholder, hereby confirms that it is the intention of all such Persons that this Guaranty and the Guaranteed Obligations of each Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Code, any other Debtor Relief Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal, provincial, state, or other applicable law to the extent applicable to this Guaranty and the Guaranteed Obligations of each Guarantor hereunder. To effectuate the foregoing intention, by acceptance of the benefits of this Guaranty, the Collateral Agent, the Noteholders and the Guarantors hereby irrevocably agree that the Guaranteed Obligations of each Guarantor under this Guaranty at any time shall be limited to the maximum amount as will result in the Guaranteed Obligations of such Guarantor under this Guaranty not constituting a fraudulent transfer or conveyance.

SECTION 3 Guaranty Absolute; Continuing Guaranty; Assignments.

(a) The Guarantors, jointly and severally, agree that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Transaction Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Collateral Agent or any Noteholder with respect thereto. The obligations of each Guarantor under this Guaranty are independent of the obligations of the Company or any other guarantor (including any other Guarantor) of the obligations of the Company, and a separate action or actions may be brought and prosecuted against any Guarantor to enforce such obligations, irrespective of whether any action is brought against the Company or any other guarantor (including any other Guarantor) of the obligations of the Company or whether any Transaction Party is joined in any such action or actions. The liability of any Guarantor under this Guaranty shall be as a primary obligor (and not merely as a surety) and shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives, to the extent permitted by law, any defenses (other than a defense of Payment in Full of the Guaranteed Obligations) it may now or hereafter have in any way relating to, any or all of the following:

(i) any lack of validity or enforceability of any Transaction Document;

(ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from any Transaction Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Transaction Party or extension of the maturity of any Guaranteed Obligations or otherwise;

(iii) any taking, exchange, release or non-perfection of any Collateral;

(iv) any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

(v) any change, restructuring or termination of the corporate, limited liability company or partnership structure or existence of any Transaction Party;

(vi) any manner of application of any Collateral or any other collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any Collateral or any other collateral for all or any of the Guaranteed Obligations or any other Obligations of any Transaction Party under the Transaction Documents or any other assets of any Transaction Party or any of its Subsidiaries;

(vii) any failure of the Collateral Agent or any Noteholder to disclose to any Transaction Party any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Transaction Party now or hereafter known to the Collateral Agent or any Noteholder (each Guarantor waiving any duty on the part of the Collateral Agent or any Noteholder to disclose such information);

(viii) the taking of any action in furtherance of the release of any Guarantor or any other Person that is liable for the Guaranteed Obligations from all or any part of any liability arising under or in connection with any Transaction Document without the prior written consent of the Collateral Agent; or

(ix) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by the Collateral Agent or any Noteholder that might otherwise constitute a defense available to, or a discharge of, any Transaction Party or any other guarantor or surety.

(b) This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Collateral Agent, any Noteholder, or any other Person upon the insolvency, bankruptcy or reorganization of any Transaction Party or otherwise, all as though such payment had not been made.

(c) Payment by any Guarantor of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge any Guarantor’s liability for any portion of the Guaranteed Obligations which has not been paid. Without limiting the generality of the foregoing, if the Collateral Agent is awarded a judgment in any suit brought to enforce any Guarantor’s covenant to pay a portion of the Guaranteed Obligations, such judgment shall not be deemed to release such Guarantor from its covenant to pay the portion of the Guaranteed Obligations that is not the subject of such suit, and such judgment shall not, except to the extent satisfied by such Guarantor, limit, affect, modify or abridge any other Guarantor’s liability hereunder in respect of the Guaranteed Obligations.

(d) This Guaranty is a continuing guaranty and shall (i) remain in full force and effect until Payment in Full of the Guaranteed Obligations and shall not terminate for any reason prior to the respective Maturity Date of each Note (other than Payment in Full of the Guaranteed Obligations) and (ii) be binding upon each Guarantor and its respective successors and assigns. This Guaranty shall inure to the benefit of and be enforceable by the Collateral Agent, the Noteholders, and their respective successors, and permitted pledgees, transferees and assigns. Without limiting the generality of the foregoing sentence, the Collateral Agent or any Noteholder may pledge, assign or otherwise transfer all or any portion of its rights and obligations under and subject to the terms of any Transaction Document to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to the Collateral Agent or such Noteholder (as applicable) herein or otherwise, in each case as provided in the Securities Purchase Agreement or such Transaction Document. None of the rights or obligations of any Guarantor hereunder may be assigned or otherwise transferred without the prior written consent of the Collateral Agent (acting on the instructions of each Noteholder).

SECTION 4 Waivers. To the extent permitted by applicable law, each Guarantor hereby waives promptness, diligence, protest, notice of acceptance and any other notice or formality of any kind with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that the Collateral Agent exhaust any right or take any action against any Transaction Party or any other Person or any Collateral. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated herein and that the waiver set forth in this Section 4 is knowingly made in contemplation of such benefits. The Guarantors hereby waive any right to revoke this Guaranty, and acknowledge that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future. Without limiting the foregoing, to the extent permitted by applicable law, each Guarantor hereby unconditionally and irrevocably waives (a) any defense arising by reason of any claim or defense based upon an election of remedies by the Collateral Agent or any Noteholder that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of such Guarantor or other rights of such Guarantor to proceed against any of the other Transaction Parties, any other guarantor or any other Person or any Collateral, and (b) any defense based on any right of set-off or counterclaim against or in respect of the Guaranteed Obligations of such Guarantor hereunder. Each Guarantor hereby unconditionally and irrevocably waives any duty on the part of the Collateral Agent or any Noteholder to disclose to such Guarantor any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Transaction Party or any of its Subsidiaries now or hereafter known by the Collateral Agent or an Noteholder.

SECTION 5 Subrogation. No Guarantor may exercise any rights that it may now or hereafter acquire against any Transaction Party or any other guarantor that arise from the existence, payment, performance or enforcement of any Guarantor’s obligations under this Guaranty, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Collateral Agent or any Noteholder against any Transaction Party or any other guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any Transaction Party or any other guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security solely on account of such claim, remedy or right, unless and until there has been Payment in Full of the Guaranteed Obligations. If any amount shall be paid to a Guarantor in violation of the immediately preceding sentence at any time prior to Payment in Full of the Guaranteed Obligations and all other amounts payable under this Guaranty, such amount shall be held in trust for the benefit of the Collateral Agent and shall forthwith be paid to the Collateral Agent to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of the Transaction Document, or to be held as Collateral for any Guaranteed Obligations or other amounts payable under this Guaranty thereafter arising. If (a) any Guarantor shall make payment to the Collateral Agent of all or any part of the Guaranteed Obligations, and (b) there has been Payment in Full of the Guaranteed Obligations, the Collateral Agent will, at such Guarantor’s request and expense, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Guaranteed Obligations resulting from such payment by such Guarantor.

SECTION 6 Representations, Warranties and Covenants.

(a) Each Guarantor hereby represents and warrants as of the date first written above as follows:

(i) such Guarantor (A) is a corporation, limited liability company, limited partnership or other legal entity duly organized, validly existing and in good standing (to the extent that the concept of good standing exists) under the laws of the jurisdiction of its organization as set forth on the signature pages hereto, (B) has all requisite corporate, limited liability company, limited partnership or other legal entity power and authority to conduct its business as now conducted and as presently contemplated and to execute, deliver and perform its obligations under this Guaranty and each other Transaction Document to which such Guarantor is a party, and to consummate the transactions contemplated hereby and thereby and (C) is duly qualified to do business and is in good standing (to the extent that the concept of good standing exists) in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary except where the failure to be so qualified (individually or in the aggregate) would not result in a Material Adverse Effect.

(ii) The execution, delivery and performance by such Guarantor of this Guaranty and each other Transaction Document to which such Guarantor is a party (A) have been duly authorized by all necessary corporate, limited liability company, limited partnership or other legal entity action, (B) do not and will not contravene its charter, articles, certificate of formation or by-laws, its limited liability company or operating agreement or its certificate of partnership or partnership agreement, or similar formation and organizational documents, as applicable, or any applicable law or any contractual restriction binding on such Guarantor or its properties do not and will not result in or require the creation of any lien, security interest or encumbrance (other than pursuant to any Transaction Document) upon or with respect to any of its properties, and (C) do not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to it or its operations or any of its properties, except any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal that would not result in a Material Adverse Effect.

(iii) No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or other Person is required in connection with the due execution, delivery and performance by such Guarantor of this Guaranty or any of the other Transaction Documents to which such Guarantor is a party (other than as expressly provided for in any of the Transaction Documents).

(iv) This Guaranty has been duly executed and delivered by each Guarantor and is a legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms, except as may be limited by the Bankruptcy Code or other applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, suretyship or similar laws and equitable principles (regardless of whether enforcement is sought in equity or at law).

(v) There is no pending or, to the best knowledge of such Guarantor, threatened action, suit or proceeding against such Guarantor or to which any of the properties of such Guarantor is subject, before any court or other Governmental Authority or any arbitrator that (A) if adversely determined, could reasonably be expected to have a Material Adverse Effect or (B) relates to this Guaranty or any of the other Transaction Documents to which such Guarantor is a party or any transaction contemplated hereby or thereby.

(vi) Such Guarantor (A) has read and understands the terms and conditions of the Securities Purchase Agreement and the other Transaction Documents, and (B) now has and will continue to have independent means of obtaining information concerning the affairs, financial condition and business of the Company and the other Transaction Parties, and has no need of, or right to obtain from the Collateral Agent or any Noteholder, any credit or other information concerning the affairs, financial condition or business of the Company or the other Transaction Parties.

(b) Each Guarantor covenants and agrees that, until Payment in Full of the Guaranteed Obligations, it will comply with each of the covenants (except to the extent applicable only to a public company) which are set forth in Section 4 of the Securities Purchase Agreement and Section 13 of the Notes as if such Guarantor were a party thereto.

SECTION 7 Right of Set-off. Upon the occurrence and during the continuance of any Event of Default and subject to the Intercreditor Agreement, the Collateral Agent and any Noteholder may, and is hereby authorized to, at any time and from time to time, without prior notice to the Guarantors (any such notice being expressly waived by each Guarantor) and to the fullest extent permitted by law, set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Collateral Agent or any Noteholder to or for the credit or the account of any Guarantor against any and all obligations of the Guarantors now or hereafter existing under this Guaranty or any other Transaction Document, irrespective of whether or not the Collateral Agent or any Noteholder shall have made any demand under this Guaranty or any other Transaction Document and although such obligations may be contingent or unmatured. The Collateral Agent and each Noteholder agrees to notify the relevant Guarantor promptly after any such set-off and application made by the Collateral Agent or such Noteholder, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Collateral Agent or any Noteholder under this Section 7 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Collateral Agent or such Noteholder may have under this Guaranty or any other Transaction Document in law or otherwise.

SECTION 8 Limitation on Guaranteed Obligations.

(a) Notwithstanding any provision herein contained to the contrary, each Guarantor’s liability hereunder shall be limited to an amount not to exceed as of any date of determination the greater of:

(i) the amount of all Guaranteed Obligations, plus interest thereon at the applicable Interest Rate as specified in the Note; and

(ii) the amount which could be claimed by the Collateral Agent from any Guarantor under this Guaranty without rendering such claim voidable or avoidable under the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law after taking into account, among other things, Guarantor’s right of contribution and indemnification.

(b) Each Guarantor agrees that the Guaranteed Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guaranty hereunder or affecting the rights and remedies of the Collateral Agent or any Noteholder hereunder or under applicable law.

(c) No payment made by the Company, any Guarantor, any other guarantor or any other Person or received or collected by the Collateral Agent or any other Noteholder from the Company, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Guaranteed Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Guaranteed Obligations or any payment received or collected from such Guarantor in respect of the Guaranteed Obligations), remain liable for the Guaranteed Obligations up to the maximum liability of such Guarantor hereunder until after all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been Paid in Full.

SECTION 9 French Guarantee Limitation.

(a) Notwithstanding anything set out to the contrary in this Agreement or any other Transaction Document, the obligations and liabilities of any French Obligor under this Agreement shall apply only insofar as required to:

(i) guarantee the payment obligations under this Agreement of its direct or indirect Subsidiaries which are or become Guarantors, (an “Obligor”) from time to time under this Agreement and incurred by those Subsidiaries as Guarantors ; and

(ii) guarantee the payment obligations of the Company or any other Obligor which is not its direct or indirect Subsidiary (each a “Guaranteed Obligor”), provided that in such case such guarantee shall be limited, in respect of any Guaranteed Obligor: (A) to the payment obligations of such Guaranteed Obligor and (B) up to an amount equal to the aggregate of all amounts received under the Securities Purchase Agreement, the Notes or any other Transaction Document directly or indirectly (by way of intra-group loans directly or indirectly from any other issuer) by such Guaranteed Obligor and on-lent directly or indirectly to that French Obligor and/or (without double counting) its direct or indirect Subsidiaries and outstanding on the date on which the guarantee is enforced against that French Obligor (the “Maximum Guaranteed Amount”); it being specified that any payment made by such French Obligor under this Agreement in respect of the obligations of any other Guaranteed Obligor (x) shall reduce pro tanto the outstanding amount of the intercompany loans (if any) owed by such French Obligor to that Guaranteed Obligor under the intercompany loan arrangements referred to above and (y) shall reduce the Maximum Guaranteed Amount of such French Obligor in the same amount.

(b) Notwithstanding any other provision of this Agreement, no French Obligor shall secure liabilities under the Agreement which would result in such French Obligor not complying with French financial assistance rules as set out in article L. 225-216 of the French Commercial Code and/or would constitute a misuse of corporate assets within the meaning of article L. 241-3, article L. 242-6 or L. 244-1 of the French Commercial Code or any other law or regulations having the same effect, as interpreted by French courts.

(c) The limitations set out under paragraphs (a) and (b) above shall apply mutatis mutandis to any security created by any French Obligor under any Security Document and to any guarantee, undertaking, obligation, indemnity and payment, including (but not limited to) distributions, cash sweeps, credits, loans and set offs, pursuant to or permitted under the Securities Purchase Agreement, the Notes or any other Transaction Documents and made by a French Obligor.

SECTION 10 German Guarantee Limitation

(a) The enforcement of the Guaranty granted by the German Obligor shall be limited if and to the extent that:

(i) the Guaranty is an up-stream or cross-stream guarantee as the Guaranty of the German Obligor secures obligations of an affiliated company (verbundenes Unternehmen) of the German Obligor within the meaning of Section 15 of the German Stock Corporation Act (Aktiengesetz) (other than any of the German Obligor’s subsidiaries within the meaning of Sections 15 et seq. of the German Stock Corporation Act (Aktiengesetz)) (each an “Up-Stream and/or Cross-Stream Guaranty”); and

(ii) the enforcement of the Guaranty granted by the German Obligor would lead to a situation where:

(a) the Net Assets (Reinvermögen) are not sufficient to maintain the registered share capital (Stammkapital) of the German Obligor; or

(b) an existing shortfall of the Net Assets of the German Obligor would be further increased (Vertiefung einer bestehenden Unterbilanz),

provided that, for the purposes of the calculation of the amount (if any) which can be demanded under the Guaranty from the German Obligor, the balance sheet items of German Obligor shall be adjusted as set out below:

(I)

the amount of any increase of the registered share capital of the German Obligor out of retained earnings (Kapitalerhöhung aus Gesellschaftsmitteln) after the date hereof (excluding any such increase of the registered share capital which is not prohibited under the Transaction Documents) that (x) has been effected without the prior written consent of the Collateral Agent or (y) to the extent it has not been fully paid up shall be deducted from the registered share capital;

(II)

any loan provided to the German Obligor after the date hereof, insofar as such loan qualifies as equity or subordinated shareholder loan within the meaning of section 39 para. 2 of the German Insolvency Code (Insolvenzordnung), shall be disregarded if it is waived or can be waived by the respective intra-group or shareholder creditor at the time without the risk of triggering a personal or criminal liability for waiving such shareholder loan on behalf of the respective intra-group or shareholder creditor; and

(III)

loans and other contractual liabilities incurred by the German Obligor (if any) in violation of the provisions of any of the Transaction Documents shall be disregarded to the extent such violation can be attributed to the willful misconduct or negligence of the managing directors (Geschäftsführer) of the German Obligor (if any).

(b) The limits of paragraph (a) above will not apply:

(i) to any amounts which correspond to funds that have been borrowed under the Securities Purchase Agreement and/or any Notes and have been on-lent to, or otherwise been passed on to the German Obligor or the German Obligor’s subsidiaries within the meaning of Sections 15 et seq. of the German Stock Corporation Act (Aktiengesetz);

(ii) if the German Obligor does not provide the Management’s Determination and/or the Auditor’s Determination in accordance with paragraphs (c) and (d) below;

(iii) if and to the extent for any other reason (including, without limitation, as a result of a change in the relevant rules of law) the deficit (Unterbilanz) referred to under Section 10(b)(ii) does not constitute a breach of the German Obligor’s obligations to maintain its registered share capital pursuant to sections 30 et seq. of the German Limited Liability Companies Act (“GmbHG”) or does not result in a personal liability of the managing directors (Geschäftsführer) of the German Obligor pursuant to section 43 para. 3 GmbHG, each as amended, supplemented and/or replaced from time to time;

(iv) if at the point in time where a Demand (as defined below) is made, the German Obligor (as dominated entity) is party to a domination and/or profit and loss transfer agreement (Beherrschungs- und/oder Gewinnabführungsvertrag); or

(v) if and to the extent the German Obligor holds at the point in time where a Demand (as defined below) is made a fully recoverable indemnity claim or claim for refund (vollwertiger Gegenleistungs-oder Rückgewähranspruch) against the relevant Grantor whose obligations are secured by the Guaranty that can be accounted for in the balance sheet of the German Obligor at full value (vollwertig).

(vi) In this entire Section 10:

“Net Assets” means an amount equal to the sum of the amounts of the German Obligor’s assets (consisting of all assets which correspond to the items set forth in section 266 para. 2 A, B, C, D and E of the German Commercial Code (Handelsgesetzbuch, “HGB”)) less the aggregate amount of the German Obligor’s liabilities (consisting of all liabilities and liability reserves which correspond to the items set forth in section 266 para. 3 B, C, D and E HGB), save that any obligations (Verbindlichkeiten) of the German Obligor and in accordance with the generally accepted accounting principles applicable from time to time in Germany (Grundsätze ordnungsmäßiger Buchführung) and be based on the same principles that were applied by the German Obligor in the preparation of its most recent annual balance sheet (Jahresbilanz).

(c) The managing directors on behalf of the German Obligor must confirm in writing to the Collateral Agent (together with a calculation in form and substance satisfactory to the Collateral Agent (acting reasonably)) by not later than twenty (20) Business Days after the German Obligor’s receipt of a demand from the Collateral Agent (a “Demand”) to enforce the Guaranty granted by the German Obligor (the “Management Determination Delivery Period”):

(a) to what extent the Guaranty form an Up-Stream and/or Cross-Stream Guaranty; and

(b) which amount of such Up-Stream and/or Cross-Stream Guaranty cannot be enforced as it would lead to a situation where:

(i) the Net Assets (Reinvermögen) are not sufficient to maintain the registered share capital (Stammkapital) of the German Obligor (Entstehen einer Unterbilanz); or

(ii) an existing shortfall of the Net Assets of the German Obligor would be further increased (Vertiefung einer bestehenden Unterbilanz);

provided that the amounts shall be calculated for the purposes of this paragraph on the basis of the registered share capital and the amount of Net Assets (in each case calculated as set out in Sections 10(a) and 10(b) above) shown in interim balance sheets of the German Obligor as of the relevant point in time prepared by its management (“Management’s Determination”), a copy of which shall be made available to the Collateral Agent within 30 Business Days of the German Obligor’s receipt of such Demand. The Management’s Determination shall be made as of the date of the respective German Obligor’s receipt of the Demand.

If the Management’s Determination is not provided within the Management Determination Delivery Period, the Collateral Agent shall be entitled to enforce the Guaranty (or any of them) without any limitation or restriction under this Section 10. If the Management Determination is provided within the Management Determination Delivery Period, the Collateral Agent shall without any further limitation or restriction in any event be entitled to enforce the Guaranty for any amounts where such enforcement would, in accordance with the Management Determination, not cause that the German Obligor’s Net Assets to be less than (or to fall further below) the amount of its respective registered share capital (in each case as calculated and adjusted in accordance with Sections 10(a) and 10(b) above and taking into account any proceeds resulting from a realization of assets in accordance with Section 10(g) below).

(d) Following the Collateral Agent’s receipt of the Management’s Determination, the German Obligor shall not later than twenty (20) Business Days after a request of the Collateral Agent obtain and provide the Collateral Agent with a determination by auditors of a standing and repute normally used appointed by the German Obligor either confirming the Management Determination or setting out deviations from the Management Determination (the “Auditor’s Determination”) (such determination to take into account the balance sheet adjustments set out in Section 10(a) and the methods of calculation in Section 10(b) and any proceeds actually received from a realization of assets in accordance with Section 10(g) below).

(e) The further enforcement of the Guaranty shall be limited, if and to the extent such enforcement of the Guaranty would, in accordance with the Auditor’s Determination, cause German Obligor’s Net Assets, as applicable to be less than (or fall further below) the amount of its share capital (in each case as calculated and adjusted in accordance with Sections 10(a) and 10(b) above and taking into account any proceeds resulting from a realization of assets in accordance with Section 10(g) below).

(f) The Collateral Agent, or, if and to the extent already distributed by the Collateral Agent to the Investors and/or the Noteholders, as the case may be, the Investors and the Noteholders, as the case may be, shall upon written demand of the German Obligor to the Collateral Agent repay any amount received from the German Obligor or from the realization proceeds of the enforcement of the Guaranty granted by the German Obligor which pursuant to the Auditor’s Determination would not have been available for enforcement.

(g) If the Management’s Determination does not show sufficient assets to maintain the German Obligor’s registered share capital, the German Obligor shall realize to the extent legally permitted and in the German Obligor’s opinion and commercially justified (with regard to the costs and effort involved in such realization) any and all of its assets that are shown in the balance sheet with a book value (Buchwert) that is significantly lower than the market value of the assets, if the relevant asset is not necessary for the German Obligor’s operational business (nicht betriebsnotwendig).

SECTION 11 English Guarantee Limitation.

Any guarantee granted by a Guarantor incorporated under the laws of England and Wales under this Agreement or any of the other Transaction Documents shall not apply to any liability to the extent that it would result in such guarantee constituting unlawful financial assistance within the meaning of sections 678 or 679 of the Companies Act 2006.

SECTION 12 Notices, Etc. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Guaranty must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by email or other electronic transmission (provided that such sent email is kept on file (whether electronically or otherwise) by the sending party and the sending party does not receive an automatically generated message from the recipient’s email server that such email could not be delivered to such recipient); or (iii) one (1) Business Day after deposit with an nationally recognized overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. All notices and other communications provided for hereunder shall be sent, if to any Guarantor, to the Company’s address and/or email address, or if to the Collateral Agent or any Noteholder, to it at its respective address and/or email address, each as set forth in Section 8(f) of the Securities Purchase Agreement, but shall at any rate not be sent to an address, e-mail address or fax number with an Austrian nexus.

SECTION 13 Governing Law; Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Guaranty shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdiction other than the State of New York. Each Guarantor hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or under any of the other Transaction Documents or with any transaction contemplated hereby or thereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim, obligation or defense that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under Section 8(f) of the Securities Purchase Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude the Collateral Agent or the Noteholders from bringing suit or taking other legal action against any Guarantor in any other jurisdiction to collect on a Guarantor’s obligations or to enforce a judgment or other court ruling in favor of the Collateral Agent or an Noteholder.

SECTION 14 WAIVER OF JURY TRIAL, ETC. EACH GUARANTOR HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR UNDER ANY OTHER TRANSACTION DOCUMENT OR IN CONNECTION WITH OR ARISING OUT OF THIS GUARANTY, ANY OTHER TRANSACTION DOCUMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY.

SECTION 15 Taxes.

(a) All payments made by any Guarantor hereunder or under any other Transaction Document shall be made in accordance with the terms of the respective Transaction Document and shall be made without set-off, counterclaim, withholding, deduction or other defense. Without limiting the foregoing, all such payments shall be made free and clear of and without deduction or withholding for any present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on the net income of the Collateral Agent or any Noteholder by the jurisdiction in which the Collateral Agent or such Noteholder is organized or where it has its principal lending office (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities, collectively or individually, “Taxes”). If any Guarantor shall be required to deduct or to withhold any Taxes from or in respect of any amount payable hereunder or under any other Transaction Document:

(i) the amount so payable shall be increased to the extent necessary so that after making all required deductions and withholdings (including Taxes on amounts payable to the Collateral Agent or any Noteholder pursuant to this sentence) the Collateral Agent or each Noteholder receives an amount equal to the sum it would have received had no such deduction or withholding been made,

(ii) such Guarantor shall make such deduction or withholding,

(iii) such Guarantor shall pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law, and

(iv) as promptly as possible thereafter, such Guarantor shall send the Collateral Agent or each Noteholder an official receipt (or, if an official receipt is not available, such other documentation as shall be satisfactory to the Collateral Agent, as the case may be) showing payment. In addition, each Guarantor agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery, registration or enforcement of, or otherwise with respect to, this Guaranty or any other Transaction Document (collectively, “Other Taxes”).

(b) Each Guarantor hereby indemnifies and agrees to hold each Indemnitee harmless from and against Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 15) paid by any Indemnitee as a result of any payment made hereunder or from the execution, delivery, registration or enforcement of, or otherwise with respect to, this Guaranty or any other Transaction Document, and any liability (including penalties, interest and expenses for nonpayment, late payment or otherwise) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be paid within thirty (30) days from the date on which the Collateral Agent or such Noteholder makes written demand therefor, which demand shall identify the nature and amount of such Taxes or Other Taxes.

(c) If any Guarantor fails to perform any of its obligations under this Section 13, such Guarantor shall indemnify the Collateral Agent and each Noteholder for any taxes, interest or penalties that may become payable as a result of any such failure. The obligations of the Guarantors under this Section 13 shall survive the termination of this Guaranty and the payment of the Guaranteed Obligations and all other amounts payable hereunder.

SECTION 16 Right of Contribution.

(a) Each Guarantor agrees that to the extent that any Guarantor shall have paid more than its proportionate share of any payment made hereunder in respect of any Guaranteed Obligations of any other Guarantor, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor which has not paid its proportionate share of such payment.

(b) Each Guarantor’s right of contribution under this Section 16 shall be subject to the terms and conditions of Section 5. The provisions of this Section 16 shall in no respect limit the obligations and liabilities of the Company or any other Guarantor to the Collateral Agent and the Noteholders, and each Guarantor shall remain jointly and severally liable to the Collateral Agent and the Noteholders for the full amount of the Guaranteed Obligations. Each Guarantor agrees to contribute, to the maximum extent permitted by law, such amounts to each other Guarantor so as to maximize the aggregate amount paid to the Noteholders under or in respect of the Transaction Documents.

SECTION 17 Indemnification.

(a) Without limitation of any other obligations of any Guarantor or remedies of the Collateral Agent or the Noteholders under this Guaranty or applicable law, each Guarantor shall, to the fullest extent permitted by law, indemnify, defend and save and hold harmless the Collateral Agent and each other Indemnitee (as defined in the Securities Purchase Agreement) to the same extent and subject to the same terms that the Company has agreed to indemnify the Indemnities under Section 8(k) of the Securities Purchase Agreement, which Section 8(k) is hereby incorporated by reference, mutatis mutandis.

(b) Each Guarantor hereby also agrees that none of the Indemnitees shall have any liability (whether direct or indirect, in contract, tort or otherwise) or any fiduciary duty or obligation to any of the Guarantors or any of their respective affiliates or any of their respective officers, directors, employees, agents and advisors, and each Guarantor hereby agrees not to assert any claim against any Indemnitee on any theory of liability, for special, indirect, consequential, incidental or punitive damages arising out of or otherwise relating to this Guaranty, the other Transaction Documents or any of the transactions contemplated hereby and thereby.

SECTION 18 Miscellaneous.

(a) Each Guarantor will make each payment hereunder in lawful money of the United States of America and in immediately available funds to the Collateral Agent or each Noteholder, at such address specified by the Collateral Agent or such Noteholder from time to time by notice to the Guarantors.

(b) No amendment or waiver of any provision of this Guaranty and no consent to any departure by any Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by each Guarantor, the Collateral Agent and each Noteholder, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(c) No failure on the part of the Collateral Agent or any Noteholder to exercise, and no delay in exercising, any right or remedy hereunder or under any other Transaction Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder or under any Transaction Document preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies of the Collateral Agent and the Noteholders provided herein and in the other Transaction Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights and remedies of the Collateral Agent and the Noteholders under any Transaction Document against any party thereto are not conditional or contingent on any attempt by the Collateral Agent or any Noteholder to exercise any of their respective rights or remedies under any other Transaction Document against such party or against any other Person.

(d) Any provision of this Guaranty that is prohibited or unenforceable in any jurisdiction or with respect to any Guarantor shall, as to such jurisdiction or Guarantor, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction or against any other Guarantor.

(e) For so long as any Notes remain outstanding, upon any entity becoming a direct, or indirect, Subsidiary of the Company, the Company shall cause each such Subsidiary to become party to the Guaranty by executing a joinder to the Guaranty reasonably satisfactory in form and substance to the Required Holders.

(f) This Guaranty and the other Transaction Documents reflect the entire understanding of the transaction contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, entered into before the date hereof.

(g) Section headings herein are included for convenience of reference only and shall not constitute a part of this Guaranty for any other purpose.

SECTION 19 Currency Indemnity.

If, for the purpose of obtaining or enforcing judgment against Guarantor in any court in any jurisdiction, it becomes necessary to convert into any other currency (such other currency being hereinafter in this Section 19 referred to as the “Judgment Currency”) an amount due under this Guaranty in any currency (the “Obligation Currency”) other than the Judgment Currency, the conversion shall be made at the rate of exchange prevailing on the Business Day immediately preceding the date on which the judgment is given (such date being hereinafter in this Section 19 referred to as the “Judgment Conversion Date”).

If, in the case of any proceeding in the court of any jurisdiction referred to in the preceding paragraph, there is a change in the rate of exchange prevailing between the Judgment Conversion Date and the date of actual payment of the amount due in immediately available funds, the Guarantors shall pay such additional amount (if any, but in any event not a lesser amount) as may be necessary to ensure that the amount actually received in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of the Judgment Currency stipulated in the judgment or judicial order at the rate of exchange prevailing on the Judgment Conversion Date. If the amount of the Judgment Currency actually paid is greater than the sum originally due to the Collateral Agent or any Noteholder in the Obligation Currency, the Collateral Agent or such Noteholder agrees to return the amount of any excess to the Company (or to any other Person who may be entitled thereto under applicable law). Any amount due from the Guarantors under this Section 19 shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of this Guaranty.

SECTION 20 Joinder of Additional Guarantors. Any Subsidiary of the Company may become a Guarantor under this Guaranty by executing and delivering to the Collateral Agent a joinder agreement in substantially the form attached hereto as Exhibit A.

SECTION 21 Intercreditor Agreement. With respect to any Guarantor, this Agreement is subject in all respects (including with respect to all obligations and agreements of the Guarantors provided for hereunder) to the terms of the Intercreditor Agreement and if any provision in this Agreement expressly conflicts with any provision in the Intercreditor Agreement, the provisions in the Intercreditor Agreement shall govern and control.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be executed by its respective duly authorized officer, as of the date first above written.

GUARANTORS:

FISKER INC.

By:	/s/ Geeta Gupta-Fisker
	Name:	Dr. Geeta Gupta-Fisker
	Title:	Chief Financial Officer and Chief Operating Officer

FISKER GROUP INC.

By:	/s/ Geeta Gupta-Fisker
	Name:	Dr. Geeta Gupta-Fisker
	Title:	Chief Financial Officer and Chief Operating Officer

FISKER GMBH (Germany)

By:	/s/ Geeta Gupta-Fisker
	Name:	Dr. Geeta Gupta-Fisker
	Title:	Director

TERRA ENERGY INC.

By:	/s/ Geeta Gupta-Fisker
	Name:	Dr. Geeta Gupta-Fisker
	Title:	Chief Financial Officer and Chief Operating Officer

PLATINUM IPR LLC

By:		/s/ Geeta Gupta-Fisker
	Name:	Dr. Geeta Gupta-Fisker
	Title:	Authorized Officer

FISKER TN LLC

By:	/s/ Geeta Gupta-Fisker
	Name:	Dr. Geeta Gupta-Fisker
	Title:	President

[Signature Page to Guaranty]

BLUE CURRENT HOLDING LLC

By:	/s/ Geeta Gupta-Fisker
	Name:	Dr. Geeta Gupta-Fisker
	Title:	President

FISKER FRANCE SAS

By:	/s/ Geeta Gupta-Fisker
	Name:	Dr. Geeta Gupta-Fisker
	Title:	Director

FISKER (GB) LIMITED

By:	/s/ Geeta Gupta-Fisker
	Name:	Dr. Geeta Gupta-Fisker
	Title:	Director

[Signature Page to Guaranty]

CVI INVESTMENTS, INC., as Collateral Agent
By: Heights Capital Management, Inc., its authorized agent

By:
Name:
Title:

[Signature Page to Guaranty]

EXHIBIT A

FORM OF JOINDER AGREEMENT

[Intentionally Omitted]